Exhibit 99.4

Execution Copy

DEFAULTED RECEIVABLES

SUPPLEMENTAL SERVICING AGREEMENT

among

AMERICAN EXPRESS TRAVEL RELATED SERVICING COMPANY, INC.,

as Servicer

AMERICAN EXPRESS CENTURION BANK,

as Subservicer

AMERICAN EXPRESS BANK, FSB,

as Subservicer

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II,

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC,

as Transferors

Dated as of May 10, 2013

This Defaulted Receivables Supplemental Servicing Agreement (this “Agreement”) is made as of May 10, 2013, among American Express Travel Related Services Company, Inc. (“TRS”), as Servicer (in such capacity, the “Servicer”), American Express Centurion Bank (“Centurion) and American Express Bank, FSB (“FSB”), as Subservicers (each, in such capacity, a “Subservicer”), and American Express Receivables Financing Corporation II (“RFC II”), American Express Receivables Financing Corporation III LLC (“RFC III”) and American Express Receivables Financing Corporation IV LLC (“RFC IV” and, together with RFC II and RFC III, the “Transferors”) as Transferors.

BACKGROUND

Pursuant to Section 2.01(a) of the Centurion/RFC III Receivables Purchase Agreement, Centurion sells to RFC III the Purchased Assets. Pursuant to Section 2.01(g) of the Centurion/RFC III Receivables Purchase Agreement, each Account will continue to be owned by Centurion and is not a Purchased Asset.

Pursuant to Section 2.01(a) of the FSB/RFC IV Receivables Purchase Agreement, FSB sells to RFC IV the Purchased Assets. Pursuant to Section 2.01(f) of the FSB/RFC IV Receivables Purchase Agreement, each Account will continue to be owned by FSB and is not a Purchased Asset.

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, each Transferor assigns to the Trustee, on behalf of the Trust, the Trust Assets. Each Account will continue to be owned by the related Account Owner and will not be a Trust Asset.

Pursuant to Section 3.01 of the Pooling and Servicing Agreement, TRS agrees to act as the Servicer to service and administer the Receivables. Pursuant to Section 3.1(b) of the Pooling and Servicing Agreement, the Servicer has the full power and authority, whether acting in its own name or on behalf of another and whether acting alone or through a party properly designated by it, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including, among other things, the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables.

Pursuant to Section 2.10 of the Pooling and Servicing Agreement, when an Account becomes a Defaulted Account, the Defaulted Receivables in such Defaulted Account are transferred automatically by the Trustee to the applicable Transferor. The Servicer remains obligated to service the Defaulted Receivables, and the Trustee, for the benefit of the Trust, remains entitled to all Recoveries on the Defaulted Receivables.

Pursuant to Section 3 of the Supplemental Servicing Agreement, the Servicer has engaged each Subservicer to subservice and administer the Receivables arising in the Accounts owned by such Subservicer.

Pursuant to Section 5(a) of the Supplemental Servicing Agreement, each Subservicer has the full power and authority, whether acting in its own name or on behalf of another and whether acting alone or through the Servicer, to do any and all things in connection with the subservicing and administration of the Receivables which it may deem necessary or desirable and which is permitted of the Servicer under the Pooling and Servicing Agreement, including, among other things, the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables.

This Agreement is being executed to facilitate the servicing of Defaulted Receivables by the Servicer and the Subservicers and the transfer of Recoveries to the Trustee, for the benefit of the Trust.

AGREEMENT

In consideration of the background and the mutual promises in this Agreement and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01. Definitions. The following definitions apply in this Agreement:

“Account” has the meaning set forth in the applicable Transaction Agreement.

“Account Owner” has the meaning set forth in the applicable Transaction Agreement.

“Agreement” has the meaning set forth in the first paragraph of this document.

“Centurion/RFC III Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of April 16, 2004, between Centurion and RFC III, as amended or supplemented from time to time.

“Closing Date” means the close of business on May 10, 2013.

“Defaulted Account” has the meaning set forth in the Pooling and Servicing Agreement.

“Defaulted Receivable” has the meaning set forth in the Pooling and Servicing Agreement.

“FSB/RFC IV Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of April 16, 2004, between FSB and RFC IV, as amended or supplemented from time to time.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, among the Transferors, the Servicer and the Trustee, as further amended or supplemented from time to time.

“Purchased Assets” has the meaning set forth in the applicable Receivables Purchase Agreement.

“Receivable” has the meaning set forth in the Pooling and Servicing Agreement.

“Receivables Purchase Agreements” means Centurion/RFC III Receivables Purchase Agreement and the FSB/RFC IV Receivables Purchase Agreement.

“Recoveries” has the meaning set forth in the Pooling and Servicing Agreement.

“Servicer” has the meaning set forth in the first paragraph of this Agreement.

“Servicing Fee” has the meaning set forth in the Pooling and Servicing Agreement.

“Subservicer” has the meaning set forth in the first paragraph of this Agreement.

“Subervicing Fee” has the meaning set forth in the Supplemental Servicing Agreement.

“Supplemental Servicing Agreement” means the Amended and Restated Supplemental Servicing Agreement, dated as of March 30, 2010, among the Servicer, the Subservicers and the Transferors, as further amended or supplemented from time to time.

“Transaction Agreements” means the Receivables Purchase Agreements, the Pooling and Servicing Agreement and the Supplemental Servicing Agreement.

“Transferors” has the meaning set forth in the first paragraph of this Agreement.

“TRS” has the meaning set forth in the first paragraph of this Agreement.

“Trust” means American Express Credit Account Master Trust.

“Trust Assets” has the meaning set forth in the Pooling and Servicing Agreement.

“Trustee” means The Bank of New York Mellon, as Trustee of the Trust.

Section 1.02. Other Definitional Provisions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the applicable Transaction Agreement.

Section 1.03. Rules of Construction. The term “include” introduces a nonexhaustive list. The canon of ejusdem generis may be applied only in the context of this Agreement’s purpose and not merely in the context of a particular phrase. A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any person or entity includes that person’s or entity’s successors and permitted assigns.

ARTICLE II

SERVICING AND TRANSFER FOR COLLECTION

Section 2.01. Confirmation of Servicing. The Servicer is obligated under the Pooling and Servicing Agreement to service and administer each Defaulted Receivable that has been transferred automatically to the applicable Transferor until all related Recoveries have been remitted to the Trustee, for the benefit of the Trust. Each Subservicer has been engaged by the Servicer to subservice and administer the Receivables arising in the Accounts owned by such Subservicer. Pursuant to such engagement, each Subservicer has the power and authority, whether acting in its own name or on behalf of another and whether acting alone or through the Servicer, to do any and all things in connection with the subservicing and administration of the Receivables which it may deem necessary or desirable and which is permitted of the Servicer under the Pooling and Servicing Agreement, including the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables. Each of the Servicing Fee and each Subservicing Fee is an arm’s-length and fair-market-value fee for all of the obligations of the Servicer and each Subservicer, as applicable, under the Pooling and Servicing Agreement and the Supplemental Servicing Agreement, respectively, including its obligation to service and administer each Defaulted Receivable.

Section 2.02. Confirmation of Appointment as Agent for Collection. By executing this Agreement and without any further action, immediately after a Receivable becomes a Defaulted Receivable and is transferred to the applicable Transferor by the Trustee under Section 2.10 of the Pooling and Servicing Agreement, each Transferor confirms that the Servicer, and each Subservicer engaged by the Servicer, continues to be appointed as agent to collect all of the applicable Transferor’s right, title, and interest in, to, and under that Defaulted Receivable. In addition, each Transferor ratifies and affirms its prior appointment of the Servicer and each Subservicer engaged by the Servicer for collection of all of the applicable Transferor’s right, title, and interest in, to, and under the Receivables that became Defaulted Receivables before the Closing Date. The Servicer and each Subservicer engaged by the Servicer accepts such confirmation of appointment as agent to collect all of these Defaulted Receivables and distribute the proceeds as specified in the Transaction Agreements, including, without limitation, distribution in accordance with the Trustee’s right, title, and interest in, to, and under all Recoveries allocable to the Defaulted Receivables.

Section 2.03. Sale of Defaulted Receivables to Third-Party Purchasers. The Servicer, or the applicable Subservicer, may recover on Defaulted Receivables by selling them to third-party purchasers. The purchase price that is paid for any Defaulted Receivable by a third-party purchaser will be a Recovery that must be remitted to the Trustee. By executing this Agreement and without any further action, each Transferor releases all of its right, title, and interest in, to, and under any Defaulted Receivable that is sold to a third-party purchaser upon the full and irrevocable payment of the related purchase price.

Section 2.04. Transfer of Recoveries. All Recoveries (including any payment described in Section 2.03) must be remitted as required under the Pooling and Servicing Agreement.

Section 2.05. Representations and Warranties. On the Closing Date, each party represents and warrants that (i) it has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, (ii) it has full power and authority, and has taken all necessary action, to duly authorize, execute, and deliver this Agreement, to fulfill its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement, (iii) its execution and delivery of this Agreement and its performance of the transactions contemplated by this Agreement do not violate any applicable law, conflict with any agreement that is material to it, or require any approvals that it has not already obtained, (iv) this Agreement constitutes its legal, valid, and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally or by principles of equity, and (v) it is not insolvent and is not expected to become insolvent.

ARTICLE III

TERM AND MISCELLANEOUS PROVISIONS

Section 3.01. Term. Unless terminated earlier with the consent of each party, this Agreement will continue in full force until the termination of the Pooling and Servicing Agreement.

Section 3.02. Amendment. This Agreement can be modified only by a written document that is executed by all of the parties.

Section 3.03. Governing Law. THIS AGREEMENT IS GOVERNED BY AND MUST BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES MUST BE DETERMINED ACCORDING TO THOSE LAWS.

Section 3.04. Notices. All notices and other communications under this Agreement must be in writing and must be given as described in the Pooling and Servicing Agreement or the Supplemental Servicing Agreement, as applicable.

Section 3.05. Severability. If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force for so long as this Agreement as modified continues to express, without material change, the original intent of the parties and the deletion of the invalid or otherwise unenforceable part will not substantially impair the expectations of the parties or the practical realization of the benefits that would otherwise be conferred on the parties.

Section 3.06. Assignment. No party can assign any interest in this Agreement, unless (i) at least 10 days prior to the assignment, notice is given to the other party and (ii) the other party gives its prior written approval to the assignment.

Section 3.07. Further Assurances. Each party must take all actions that are reasonably requested by the other party to effect more fully the purposes of this Agreement.

Section 3.08. No Waiver; Cumulative Remedies. No failure to exercise or delay in exercising any right or remedy under this Agreement will effect a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of that right or remedy or any other right or remedy. Except as otherwise expressly provided, the rights and remedies under this Agreement are cumulative and not exhaustive.

Section 3.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original but all of which together will constitute one agreement.

Section 3.10. Binding Effect. This Agreement benefits and is binding on the parties and their successors and permitted assigns.

Section 3.11. Merger and Integration. This Agreement contains all of the terms and conditions relating to its subject matter to which the parties have agreed. All prior understandings of any kind are superseded by this Agreement. This Agreement is not, and does not effect, an amendment to the Pooling and Servicing Agreement.

Section 3.12. Headings. The headings are for reference only and may not affect the interpretation of this Agreement.

Section 3.13. Nonpetition Covenant. Regardless of any prior termination of this Agreement, no party (except for the Transferor to the extent prohibited by law from making this covenant in connection with itself) may file, commence, join, encourage, provide support for, or acquiesce in a petition, proceeding, or other action that causes the Transferor or the Trust to be a debtor under the U.S. Bankruptcy Code or any other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief law or that causes a trustee, conservator, receiver, liquidator, or similar official to be appointed for Transferor, the Trust, or any substantial part of any of their property.

[The rest of this page is left blank intentionally.]

Executed by the parties through their duly authorized officers as of May 10, 2013.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

AMERICAN EXPRESS CENTURION BANK

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS BANK, FSB

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President

[Defaulted Receivables Supplemental Servicing Agreement]